EXHIBIT 10.20

                        FINANCIAL CONSULTING AGREEMENT


Mr. Jason Bauer
President
Famous Fixins Inc.
250 West 57th Street
New York, NY  10107


Dear Mr. Bauer,

      This Financial Consulting Agreement (the "Agreement") is made and entered into as of the 9th day of September 1999, by and among Famous Fixins Inc. ("the Company") and First Atlanta Securities, LLC ("FAS"). The Company hereby retains FAS for the purpose of providing to the Company financial consulting services as enumerated herein, and FAS agrees to be retained to provide such services, pursuant to the terms and conditions set forth herein.

1. Term. The term of this Agreement will be one year commencing as of September 9 1999. This Agreement may be cancelled upon thirty (30) days written notice by either party.

2. Financial Consulting Services. During the term hereof, FAS agrees to provide financial consulting services to the Company in the form of: (i) evaluating the Company's capital requirements for funding growth and expansion of the Company's operations; (ii) advising the Company as to alternative modes and sources of financing; (iii) analyzing the impact of business decisions, policies, and practices on the value of the Company's securities; and (iv) bringing to the attention of the Company possible business opportunities and evaluating business opportunities generally, whether or not such opportunities are originated by FAS or others. Such services will be available to the Company upon written request made to FAS by the President of the Company. FAS agrees to devote such time, attention, and energy as may be necessary to respond to proper requests by the Company for services hereunder. Nothing herein shall be construed, however, to require FAS to provide a minimum number of hours of service to the Company or to limit the right of FAS to perform similar services for the benefit of persons or entities other than the Company.

3. Compensation. As compensation for FAS's services hereunder, the Company will pay to FAS a cash fee equal to ten percent (10%) of the aggregate purchase price of the Securities purchased by or through any investor or intermediary identified to the Company by FAS in Addendum A hereto, which Addendum may be revised from time to time during the term of this Agreement, less the amount of any finder's fee payable by the Company to such intermediaries in connection with the sale of the Securities. The Company shall pay each cash fee owed to FAS hereunder upon the closing of the transaction for which the cash fee is earned, and it shall and hereby does authorize the escrow agent for each such transaction to deduct from the aggregate purchase price of the Securities the entire amount of all cash fees so owed and to pay that amount directly to FAS upon the closing of the transaction. The Company shall also cause the escrow agreement to require for the breaking of escrow the consent of FAS, whose consent shall be on its own behalf and in its own interest only, and not on behalf of or as representative or agent for any purchase or other party.

In addition, the Company shall issue to FAS a warrant entitling FAS or its designees to purchase 100,000 shares, subject to adjustment (the "Warrant"), of the Company's Common Stock, exercisable at $1.00 per share (the "Common Stock"). The Company agrees to register the common shares underlying the warrant, on the same registration statement that the Company will be filing on behalf of the investors. The registration statement may be filed on any form the Company's counsel deems appropriate. The expense of such filings shall be borne by the Company. The Warrant shall be exercisable at any time after the first date after which the bid price per one share of Common Stock quoted on any securities exchange or any NASDAQ system has exceeded $1.00. The Warrant shall expire 5 years from the date hereof. All compensation provided from this agreement is subject to adjustment so that no rule or applicable law is contravened, is which such compensation shall be adjusted so as not to contravene such rule, regulation or law.

4. Finder's Fee/Mergers & Acquisitions. In addition to the compensation and expenses paid or payable to FAS pursuant to Paragraphs 3 and 6, the Company agrees that, if FAS, directly or indirectly, introduces the Company, during the term of this Agreement, to any person or entity that during the term hereof or within six months following the term hereof, becomes a party to a merger, acquisition, joint venture or other similar transaction with the Company or any affiliate thereof, then the Company shall pay to FAS a finder's fee paid in cash.

      Each finder's fee payable to FAS under this Agreement shall be calculated as a percentage of the Transaction Value (as defined herein) in accordance with the following scale:


            5% on the first $5,000,000
            4% on the amount from $5,000,001 to $6,000,000
            3% on the amount from $6,000,001 to $7,000,000
            2% on the amount from $7,000,001 to $8,000,000
            1% on the amount above $8,000,000


      "Transaction Value" shall mean the aggregate value of all cash, securities and other property and valuable consideration of every kind either
(i) transferred to the Company and its affiliates in connection with any transaction involving any investment capital, loan or any other equity or debt financing for, or acquisition of, the Company or any affiliate thereof, or in connection with an acquisition of equity or assets thereof or (ii) transferred by the Company and its affiliates in any transaction involving an investment in or acquisition of any third party, or acquisition of the equity or assets thereof, by the Company or any affiliate thereof or (iii) transferred or otherwise contributed by all parties to enter into any joint venture or similar joint enterprise or undertaking with the Company or any affiliate thereof. The aggregate value of all such cash, securities and other property and valuable consideration shall be the aggregate fair market value thereof as determined jointly by FAS and the Company, or by an independent appraiser jointly selected by FAS and the Company.

5. Right of First Refusal. During the term of this Agreement, FAS shall have a right of first refusal to manage any private placement of securities by or for the Company, any affiliate of the Company or any future affiliate or subsidiary of the Company, provided, however, that FAS offers terms comparable to any other placement agent. In addition, FAS shall have a right of first refusal to manage any private placement of securities by or for the Company, any affiliate of the Company or any future affiliate or subsidiary of the Company for a period of six (6) months commencing on the date of any transaction giving rise to the payment of a fee pursuant to Paragraph 4 above, provided, however, that FAS offers terms comparable to any other placement agent.
      6. Retainer & Expenses. The Company shall pay to FAS, upon the execution of this agreement, a non-refundable retainer of $25,000.00. The retainer shall be paid in capital stock of the company. These shares shall be issued based upon the closing bid price for the shares of the company on the date the engagement agreement is signed. The shares shall be included for registration with the next registration statement the company effects not including the one already filed. The retainer will be used by FAS for all out of pocket expenses related to the contemplated financing, as well as for all out of pocket expenses relating to travel for due-diligence purposes (for Capital Markets and Research employees). The retainer will be deducted from the cash fees earned upon the completion of the financing contemplated herein.

7. Independent Contractor. FAS and the Company hereby acknowledge that FAS is an independent contractor. FAS shall not hold itself out as, nor shall it take any action from which others might infer that it is a partner or agent of, or joint venture with, the Company. In addition, FAS shall take no action which binds, or purports to bind, the Company.

8. Liability of FAS. The Company acknowledges that all opinions and advice, whether oral or written, given by FAS to the Company in connection with this Agreement are intended solely for the benefit and use of the Company in considering the transaction to which they relate, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of FAS to be given hereunder, and no such opinion or advice shall be used by the Company for any other purpose or reproduced, disseminated, quoted or referred to by the Company in communications with third parties at any time, in any manner or for any purpose, nor may the Company make any public references to FAS or use FAS's name in any annual report or any other report or release of the Company without FAS's prior written consent, except that the Company may, without FAS's further consent, disclose this Agreement (but not information provided to the Company by FAS) in the company's filings with the Securities and Exchange Commission, if such disclosure is required by law.

9. Notices. Except as otherwise specifically agreed, all notices and other communications made under this Agreement shall be in writing and, when delivered in person or by facsimile transmission, shall be deemed given on the same day if delivered on a business day during normal business hours, or on the first day of business day following delivery in person or by facsimile outside normal business hours, or on the date indicated on the return receipt if sent registered or certified mail, return receipt requested. All notices sent hereunder shall be sent to the representatives of the party to be noticed at the addresses indicated respectively below, or at such other addresses as the parties to be noticed may from time to time by like notice hereafter specify:



            If to the Company:      Famous Fixins, Inc.
                                    250 W. 57th St. #2501
                                    NY, NY 10107

            If to FAS:              First Atlanta Securities, LLC
                                    5500 Interstate North Parkway, Ste. 515
                                    Atlanta, GA  30328
                                    Attn:  Vince Sbarra

10. Entire Agreement. This Agreement contains the entire agreement between the parties. It may not be changed except by agreement in writing signed by the party against whom enforcement of any waiver, change, discharge, or modification is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

11. Survival of Representations and Warranties. The representations, warranties, acknowledgements and agreements of FAS and the Company shall survive the termination of this agreement.

12. Governing Law. This Agreement shall be construed according to the laws of the State of New York and subject to the jurisdiction of the courts of said state, without application of the principles of conflicts of laws.

13. Successors. This Agreement shall be binding upon the parties, their successors and assigns.




      IN WITNESS WHEREOF, the parties hereto have executed or caused these presents to be executed as of the day and year first above written.

                              FAMOUS FIXINS INC.


                              By:  /s/ Jason Bauer
                                 ------------------------------
                              Name:  Jason Bauer
                                   ----------------------------
                              Title: President
                                    ---------------------------


                              FIRST ATLANTA SECURITIES, LLC


                              By:  /s/ Vincent s. Sbarra
                                 ------------------------------
                              Name:  Vincent S. Sbarra
                              Title:    Vice President of
                                          Capital Markets

                                  ADDENDUM A
                                     to
                         Finder's Agreement between
            Famous Fixins Inc. and First Atlanta Securities, Inc.
                           Dated September 9, 1999
                        Prepared by Vincent S. Sbarra
                            as of _________, 1999